UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2012

NuStar Energy L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2330 North Loop 1604 West
San Antonio, Texas 78248
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On December 13, 2012, NuStar Logistics, L.P., a subsidiary of NuStar Energy L.P., completed its acquisition of the Crude Oil Assets (as defined below) from TexStar Crude Oil Services, LP, TexStar Crude Oil Pipeline, LP, TexStar Midstream Utility, LP, TexStar Midstream Transport, LP, TexStar Midstream Services, LP and Frio LaSalle Pipeline, LP (collectively, the “Sellers”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated November 2, 2012, as amended by the Closing Agreement and First Amendment thereto (as amended, the “Purchase Agreement”).  The Crude Oil Assets consisted of:

•                  approximately 140 miles of crude oil pipelines and gathering lines that are currently under construction and upon completion will have throughput capacity of 100,000 barrels per day (the “Crude Oil Pipelines”); and

•                  five terminals and storage facilities providing 643,400 barrels of storage capacity (the “Crude Oil Terminals and Storage Facilities”).

The purchase price for the Crude Oil Assets was approximately $325.0 million.

Pursuant to the Purchase Agreement, NuStar Logistics, L.P. also agreed to purchase 38 miles of natural gas liquids (“NGL”) Y-grade pipeline and two fractionators with a combined capacity of 57,000 barrels per day (the “NGL Assets”) for approximately $100.0 million, subject to certain purchase price adjustments.  The acquisition of the NGL Assets is expected to close in a separate transaction in the first quarter of 2013 (the “Second Closing”),  subject to certain closing conditions and achieving certain milestones with respect to the development of the NGL Assets. If the Second Closing does not occur, it will have no impact on the closing of the Crude Oil Assets. We expect to fund the aggregate purchase price with a combination of borrowings under our 2012 Revolving Credit Agreement and potential debt offerings, pending market conditions.

The parties to the Purchase Agreement  made customary representations, warranties and covenants for a transaction of this type in this industry, including, among others, Sellers’ agreement to continue to operate the Crude Oil Assets and the NGL Assets, during the period prior to the consummation of the transactions contemplated by the Purchase Agreement, in the ordinary course of business, consistent with past practice or as otherwise set forth in the Purchase Agreement. The Sellers also agreed to continue construction of the Crude Oil Assets and the NGL Assets. The Purchase Agreement also contains post-closing indemnification obligations for, among other matters, breaches of representations and warranties and certain retained and assumed obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P.
its general partner

		By:	NuStar GP, LLC
its general partner

Date: December 19, 2012			By:	/s/ Amy L. Perry
				Name:	Amy L. Perry
				Title:	Vice President, Assistant General
Counsel and Corporate Secretary